Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman Senior Vice President - Finance Horace Mann Educators Corporation 217-788-5708 www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR FIRST QUARTER

SPRINGFIELD, Ill., April 29, 2009 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $13.4 million (33 cents per share) for the three months ended March 31, 2009, compared to $14.3 million (34 cents per share) for the same period in 2008. Included in net income were net realized losses on securities of $0.8 million ($0.6 million after tax, or 2 cents per share) for the three months ended March 31, 2009. In the first quarter of 2008, net income included net realized investment losses of $2.4 million ($1.6 million after tax, or 4 cents per share). All per-share amounts are stated on a diluted basis.

“Against the backdrop of continued volatility and uncertainty in the financial markets, Horace Mann’s underlying profit fundamentals remained strong, producing net income before realized investment gains and losses of 35 cents per share for the quarter, which included transition costs, totaling approximately 8 cents per share, related to our property and casualty claims office consolidation and distribution strategy initiatives,” said Louis G. Lower II, President and Chief Executive Officer. “For the current accident year and excluding catastrophes, our property and casualty combined ratio of approximately 94 percent for the quarter was about two and a half percentage points higher than the prior year period, reflecting a combined 3.3 percentage point increase in the loss adjustment and underwriting expense ratios related to the claims and distribution initiatives. In addition, excluding the impacts of the valuation of deferred policy acquisition costs and change in the guaranteed minimum death benefit reserve, combined annuity and life segment pretax earnings increased slightly compared to prior year results,” continued Lower. “Meanwhile, compared to first quarter 2008, average agent productivity continued to improve in our lead auto and annuity lines, in spite of the difficult competitive and economic environments.”

Segment Earnings

The property and casualty segment recorded net income of $12.4 million for the quarter, a decrease of $0.6 million compared to the same period in 2008, including $4.4 million of pretax charges related to the claims office consolidation and distribution initiatives. Pretax catastrophe costs in the current quarter were $4.5 million compared to $5.4 million incurred in the first quarter of 2008. The first quarter 2009 property and casualty combined ratio was 94.6 percent, including 3.3 percentage points due to catastrophe costs, compared to 93.5 percent, including 4.1 percentage points due to catastrophe costs, in the prior year period. Favorable prior years’ reserve development totaling $3.4 million was recorded in the first quarter, which represented 2.5 percentage points on the combined ratio, compared to $2.7 million, or 2.0 percentage points on the combined ratio, recorded in the first quarter of 2008.

Annuity segment net income was $1.2 million for the three months ended March 31, 2009, reflecting a decrease of $1.8 million compared to the same period in 2008. For the current period, financial market performance over the past 12 months adversely affected the level of charges and fees earned on variable contract deposits compared to the prior year. In the first quarter, the negative market performance also had an adverse impact on both the valuation of annuity deferred policy acquisition costs and the level of guaranteed minimum death benefit reserves. The interest margin earned on fixed annuity assets was slightly higher in the current quarter compared to a year earlier.

“While financial market performance once again negatively impacted our variable annuity earnings, our fixed annuity business, which represents over 70 percent of our annuity account values, continued to perform consistently with our expectations,” noted Lower. “Further, total annuity net fund flows were positive in the quarter, as they were throughout 2008, and total cash value persistency of nearly 94 percent increased about 2 percentage points compared to a year earlier.”

Life segment net income of $3.4 million for the first quarter increased $0.8 million compared to the same period in 2008, reflecting growth in investment income and a decrease in mortality costs. Life persistency remained in excess of 94 percent.

Segment Revenues

The company’s total premiums written and contract deposits declined a modest 1 percent compared to the first quarter of 2008, primarily reflecting decreases in annuity deposit receipts in the current period.

Total property and casualty premiums written increased 2 percent compared to the first three months of 2008, primarily reflecting increases in average property and auto premiums per policy.

Annuity new contract deposits received decreased 7 percent compared to the three months ended March 31, 2008. Scheduled, flexible-premium annuity deposit receipts decreased 15 percent compared to the prior year, while rollover deposits increased 12 percent compared to the first quarter of 2008. Life segment insurance premiums and contract deposits decreased slightly compared to the prior year.

Sales and Distribution

For the three months ended March 31, 2009, total new auto sales units were 5 percent lower in the current period than in the prior year. “In spite of the adverse prior year comparison in total units, average agent true new auto productivity increased in the current period,” said Lower. Flexible premium annuity sales increased nearly 100 percent in the quarter compared to the prior year. Coupled with growth of 30 percent in single premium rollover deposits, including both Horace Mann and partner company products, total annuity sales increased 50 percent compared to the first three months of 2008. “Horace Mann has approved annuity payroll reduction capabilities in approximately one-third of the 15,500 public school districts in the United States and maintained that position through the 2008 transition to new IRS 403(b) regulations. This access will continue to benefit the Company’s marketing opportunities,” said Lower.

While the 675 Horace Mann agents at March 31, 2009 reflected an 11 percent decrease compared to a year earlier, the number of agents increased in the current quarter, reversing a two-year period of decline during the early stages of the company’s transition to its Agency Business Model. Including 412 licensed producers who work for the agents, Horace Mann’s total points of distribution increased to 1,087, a growth of 4 percent over a year earlier. “We are encouraged by the increase in the number of agents in the first quarter. Based on current trends, we anticipate surpassing prior year’s agent count by the end of the third quarter. That expectation, coupled with the positive impact on agent productivity of our new agency business model and the recent enhancements made to our field sales management structure, bodes well for Horace Mann’s future growth prospects,” said Lower.

Investment Gains and Losses

In the first quarter of 2009, pretax net realized investment losses were $0.8 million, which were comprised of $13.4 million of impairment write-downs, primarily below investment grade perpetual preferred stocks; $1.6 million of realized impairment losses on securities that were disposed of during the quarter, primarily high-yield investments; and $2.4 million of impairments on securities that the company no longer intends to hold until the value fully recovers, primarily high-yield bonds. These amounts were largely offset by $16.6 million of realized gains on security sales.

Net unrealized investment losses on fixed maturity and equity securities continued to be under pressure in the first quarter, and Horace Mann’s March 31, 2009 balance of $359.6 million increased compared to the $327.2 million level recorded at the end of 2008. “With credit spreads for some asset classes widening further during the first quarter, on top of unprecedented December 31 levels, it remains our considered judgment that our unrealized balance continues in large part to reflect a remarkably disruptive credit market in a crisis mode where liquidity has been severely impaired, with spreads and prices disconnected from rational valuation across all asset classes,” said Lower. “Given our insignificant exposure to sub-prime, Alt-A and other lower-quality structured securities, coupled with the credit enhancement of the existing TARP program and the ongoing commitments of the United States and European governments to support most of our financial institution holdings, and the overall quality and performance of our CMBS holdings, we remain comfortable with the underlying credit quality of our investment portfolio.”

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

# # #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended March 31,
	2009	2008	%Change
DIGEST OF EARNINGS

Net income	$13.4	$14.3	-6.3%

Net income per share:
Basic	$0.34	$0.35	-2.9%
Diluted	$0.33	$0.34	-2.9%

Weighted average number of shares and equivalent shares (in millions) (A):
Basic	39.2	41.1	-4.6%
Diluted	40.4	42.1	-4.0%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$221.3	$224.6	-1.5%

Return on equity (B)	1.9%	11.0%	N.M.

Property & Casualty GAAP combined ratio	94.6%	93.5%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	3.3%	4.1%	N.M.

Dedicated agents (C)	675	758	-10.9%
Licensed producers (D)	412	284	45.1%
Total points of distribution	1,087	1,042	4.3%

Additional Per Share Information

Dividends paid	$0.0525	$0.105	-50.0%

Book value (E)	$11.35	$15.82	-28.3%

Financial Position

Total assets	$5,526.4	$6,080.3	-9.1%
Short-term debt	38.0	—	N.M.
Long-term debt	199.6	199.5	0.1%
Total shareholders’ equity	444.7	642.7	-30.8%

N.M.	- Not meaningful.
(A)	During the three months ended March 31, 2008, the Company repurchased 1,636,376 shares of its common stock at an aggregate cost of $29.5 million, or an average cost of $18.01 per share. During the three months ended June 30, 2008, the Company repurchased 1,561,849 shares of its common stock at an aggregate cost of $24.8 million, or an average cost of $15.93 per share.
(B)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(C)	Agents under contract with the Company to market only the Company’s products and limited additional third-party vendor products authorized by the Company.
(D)	Includes licensed producers working in dedicated agents’ offices and excludes independent agents.
(E)	Book value per share excluding the fair value adjustment for investments was $16.43 at March 31, 2009 and $16.66 at March 31, 2008. Ending shares outstanding were 39,169,009 at March 31, 2009 and 40,623,637 at March 31, 2008.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2009	2008	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$162.5	$162.5	—
Net investment income	57.9	56.6	2.3%
Net realized investment losses	(0.8)	(2.4)	N.M.
Other income	2.9	2.6	11.5%

Total revenues	222.5	219.3	1.5%

Benefits, claims and settlement expenses	107.8	106.9	0.8%
Interest credited	33.7	32.1	5.0%
Policy acquisition expenses amortized	23.0	21.0	9.5%
Operating expenses	35.7	34.8	2.6%
Amortization of intangible assets	0.2	1.2	-83.3%
Interest expense	3.5	3.4	2.9%

Total benefits, losses and expenses	203.9	199.4	2.3%

Income before income taxes	18.6	19.9	-6.5%
Income tax expense	5.2	5.6	-7.1%

Net income	$13.4	$14.3	-6.3%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$128.2	$126.6	1.3%
Involuntary and other property & casualty	0.9	0.2	350.0%

Total Property & Casualty	129.1	126.8	1.8%

Annuity deposits	68.7	73.9	-7.0%

Life	23.5	23.9	-1.7%

Total	$221.3	$224.6	-1.5%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$12.4	$13.0	-4.6%

Annuity	1.2	3.0	-60.0%

Life	3.4	2.6	30.8%

Corporate and other (A)	(3.6)	(4.3)	-16.3%

Net income	13.4	14.3	-6.3%

Catastrophe costs, after tax, included above (B)	(2.9)	(3.5)	-17.1%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2009	2008	% Change
PROPERTY & CASUALTY

Premiums written	$129.1	$126.8	1.8%
Premiums earned	135.0	133.0	1.5%
Net investment income	8.3	9.2	-9.8%
Other income	1.4	0.6	133.3%
Losses and loss adjustment expenses (LAE)	93.6	91.7	2.1%
Operating expenses (includes policy acquisition expenses amortized)	34.2	32.7	4.6%
Income before tax	16.9	18.4	-8.2%
Net income	12.4	13.0	-4.6%

Net investment income, after tax	7.0	7.7	-9.1%

Catastrophe costs, after tax (A)	2.9	3.5	-17.1%
Catastrophe losses and LAE, before tax	4.5	5.4	-16.7%
Reinsurance reinstatement premiums, before tax	—	—	—

Operating statistics:
Loss and loss adjustment expense ratio	69.3%	69.0%	N.M.
Expense ratio	25.3%	24.5%	N.M.
Combined ratio	94.6%	93.5%	N.M.

Effect on the combined ratio of:
Catastrophe costs	3.3%	4.1%	N.M.
Claims office consolidation costs (all in LAE)	2.3%	—	N.M.

Automobile and property detail:
Premiums written (voluntary) (B)	$128.2	$126.6	1.3%
Automobile	92.9	91.8	1.2%
Property	35.3	34.8	1.4%

Premiums earned (voluntary) (B)	134.4	133.3	0.8%
Automobile	91.7	90.9	0.9%
Property	42.7	42.4	0.7%

Policies in force (voluntary) (in thousands)	795	799	-0.5%
Automobile	532	534	-0.4%
Property	263	265	-0.8%

Policy renewal rate (voluntary)
Automobile (6 months)	91.1%	90.8%	N.M.
Property (12 months)	88.8%	88.6%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	70.6%	71.2%	N.M.
Expense ratio	25.8%	24.3%	N.M.
Combined ratio	96.4%	95.5%	N.M.

Effect on the combined ratio of:
Catastrophe costs	0.5%	0.4%	N.M.
Claims office consolidation costs (all in LAE)	2.7%	—	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	66.8%	66.0%	N.M.
Expense ratio	24.2%	24.9%	N.M.
Combined ratio	91.0%	90.9%	N.M.

Effect on the combined ratio of:
Catastrophe costs	9.5%	12.1%	N.M.
Claims office consolidation costs (all in LAE)	1.5%	—	N.M.

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$2.5	$1.3	92.3%
Total property	0.4	0.4	—
Other property and casualty	0.5	1.0	-50.0%

Total	3.4	2.7	25.9%

N.M.	- Not meaningful.
(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(B)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2009	2008	% Change
ANNUITY

Contract deposits	$68.7	$73.9	-7.0%
Variable	26.2	35.6	-26.4%
Fixed	42.5	38.3	11.0%
Contract charges earned	3.2	4.7	-31.9%
Net investment income	34.8	33.1	5.1%
Net interest margin (without realized investment gains and losses)	10.8	10.5	2.9%
Other income	0.8	1.3	-38.5%
Mortality loss and other reserve changes	(0.6)	(0.5)	20.0%
Operating expenses (includes policy acquisition expenses amortized)	12.5	11.5	8.7%
Amortization of intangible assets	—	0.9	-100.0%
Income before tax	1.7	3.6	-52.8%
Net income	1.2	3.0	-60.0%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(3.0)	$(2.3)	30.4%
Value of acquired insurance in force	—	0.1	-100.0%
Guaranteed minimum death benefit reserve	(0.5)	(0.1)	400.0%

Annuity contracts in force (in thousands)	175	168	4.2%
Accumulated value on deposit	$3,221.8	$3,572.3	-9.8%
Variable	884.3	1,392.8	-36.5%
Fixed	2,337.5	2,179.5	7.2%
Annuity accumulated value retention - 12 months
Variable accumulations	93.1%	91.3%	N.M.
Fixed accumulations	93.9%	91.9%	N.M.

LIFE

Premiums and contract deposits	$23.5	$23.9	-1.7%
Premiums and contract charges earned	24.3	24.8	-2.0%
Net investment income	15.0	14.6	2.7%
Income before tax	5.4	4.4	22.7%
Net income	3.4	2.6	30.8%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(0.1)	$—	N.M.

Life policies in force (in thousands)	220	226	-2.7%
Life insurance in force	$13,651	$13,597	0.4%
Lapse ratio - 12 months
(Ordinary life insurance)	5.5%	5.7%	N.M.

CORPORATE AND OTHER (A)

Components of loss before tax:
Net realized investment losses	$(0.8)	$(2.4)	N.M.
Interest expense	(3.5)	(3.4)	2.9%
Other operating expenses, net investment income and other income	(1.1)	(0.7)	57.1%
Loss before tax	(5.4)	(6.5)	N.M.
Net loss	(3.6)	(4.3)	N.M.

N.M.	- Not meaningful.
(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,		% Change
	2009	2008
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2009, $3,025.0; 2008, $3,103.8)	$2,713.9	$3,060.5	-11.3%
Equity securities, at fair value (cost 2009, $50.8; 2008, $52.4)	31.4	46.0	-31.7%
Short-term investments	300.7	120.3	150.0%
Short-term investments, securities lending collateral	—	70.5	-100.0%
Policy loans and other	110.1	103.4	6.5%

Total Annuity and Life investments	3,156.1	3,400.7	-7.2%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2009, $681.6; 2008, $710.1)	658.5	705.7	-6.7%
Equity securities, at fair value (cost 2009, $21.9; 2008, $41.8)	15.9	38.2	-58.4%
Short-term investments	43.8	11.5	280.9%
Short-term investments, securities lending collateral	—	—	—

Total Property & Casualty investments	718.2	755.4	-4.9%

Corporate investments	23.6	0.1	N.M.

Total investments	3,897.9	4,156.2	-6.2%

Net investment income
Before tax	$57.9	$56.6	2.3%
After tax	39.1	38.5	1.6%

Net realized investment gains (losses) by investment portfolio included in Corporate and Other segment income (loss)
Property & Casualty	$(8.2)	$(0.2)	N.M.
Annuity	4.1	(3.4)	N.M.
Life	3.3	1.2	175.0%
Corporate and Other	—	—	—

Total, before tax	(0.8)	(2.4)	-66.7%
Total, after tax	(0.6)	(1.6)	-62.5%
Per share, diluted	$(0.02)	$(0.04)	-50.0%

N.M.	- Not meaningful.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	March 31, 2009		December 31, 2008	June 30, 2008	December 31, 2007
	Fair Value	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)
FIXED MATURITY & EQUITY SECURITY INVESTMENTS
Fixed income securities
U.S. government and federally sponsored agency bonds	$122.9	$3.4	$4.9	$0.8	$2.3
Municipal bonds	617.2	(3.7)	(14.1)	(5.1)	6.0
Corporate bonds
Financial institutions	188.0	(35.3)	(19.9)	(13.5)	(3.0)
Other	1,373.2	(140.0)	(122.6)	(34.1)	11.0
High yield	132.9	(28.0)	(38.0)	(9.5)	(4.6)
Foreign government bonds	8.0	(0.1)	0.5	0.9	1.5
Mortgage-backed securities
Prime agency	512.3	21.2	20.5	(2.3)	1.9
Prime other	15.9	(0.2)	(0.6)	(1.6)	0.5
Sub-prime, Alt-A	6.6	(0.9)	(0.7)	(0.6)	(0.1)
Commercial mortgage-backed securities	238.5	(115.8)	(108.6)	(23.9)	(5.4)
Asset-backed securities
Sub-prime, Alt-A	3.3	(0.1)	0.1	(0.1)	—
Collateralized debt obligations, collateralized loan obligations	15.1	(4.7)	(0.4)	(2.5)	(3.8)
Other	105.7	(8.3)	(8.5)	(1.1)	0.4
Preferred stocks
Financial institutions	49.0	(34.2)	(29.8)	(9.4)	(7.6)
Other	29.9	(12.5)	(10.0)	(4.2)	(3.4)

Total fixed income securities	3,418.5	(359.3)	(327.2)	(106.2)	(4.3)

Common stocks	1.2	(0.3)	—	0.3	(0.5)
Derivatives	—	—	—	—	—

Total fixed maturity and equity security investments	$3,419.7	$(359.6)	$(327.2)	$(105.9)	$(4.8)